SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
                                   3A Oak Road
                           Fairfield, New Jersey 07004





                                        April 28, 1998



M.S. Farrell & Co., Inc.
M.S. Farrell Holdings, Inc.
67 Wall Street
New York, New York  10005

Gentlemen:

     Notwithstanding the terms of the Financial Advisory Agreement between us dated November 20, 1997, as amended (the "Agreement"), we hereby agree as follows:

     1. With respect to any funds raised for Software Publishing Corporation Holdings, Inc. (the "Company") by MSF in connection with the offer and sale in April or early May 1998 of the Company's common stock, par value $.001 per share (the "Common Stock"), by Messrs. Michael Garnick, Arno Ruben (or any entities affiliated with them) or any other investors introduced by MSF on which a commission is payable (collectively the "Subscribers"), the subscription price per share shall be $.43 and the commission or fee to be paid to MSF shall be 6.9% of the gross amount paid for the Common Stock sold to the Subscribers, so that the Company receives $.40 per share net.

     2. Any other subscription for Common Stock of the Company in connection with which no commission fee shall be payable to MSF shall be at a price equal to $.40 per share.

     3. All warrants and options to purchase shares of Common Stock owned by M.S. Farrell & Co., Inc. or M.S. Farrell Holdings, Inc. and the assignees thereof shall have an exercise price of $1.06 per share as a result of the sale of Common Stock to the Subscribers, pursuant to the terms of the Agreement. In addition, pursuant to Section 5.7 of the warrants issued to M.S. Farrell Holdings, Inc. and its assignees, the exercise price of all such warrants shall hereafter be $1.0075 per share of Common Stock and the number of shares of Common Stock issuable upon exercise thereof shall equal 1.1945 times the number of shares of Common Stock issuable upon exercise thereof as set forth in the terms thereof.

     4 No other compensation or remuneration, including any warrants or options, shall be paid to MSF in connection with the above-described transactions.

     If the above is your understanding of this Agreement, please sign on the line where indicated below.


                                           SOFTWARE PUBLISHING CORPORATION
                                                     HOLDINGS, INC.

                                           By:  /s/ Mark E. Leininger
                                                 Mark E. Leininger
                                           President and Chief Operating Officer

Accepted and agreed to as
of the date first above written:

M.S. FARRELL & CO., INC.

By:  /s/ Martin F. Schacker
     Martin F. Schacker
     Chairman


M.S. FARRELL HOLDINGS, INC.

By:  /s/ Martin F. Schacker
     Martin F. Schacker
     Chairman